UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a - 101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.__)

Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:

[ ]	Preliminary proxy statement.
[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[X]	Definitive proxy statement.
[ ]	Definitive additional materials.
[ ]	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

COMSTOCK RESOURCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]	No fee required.
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[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

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COMSTOCK RESOURCES, INC.
Notice of 2008 Annual Meeting of Stockholders
and Proxy Statement

Please Complete, Sign, Date And Return Your Proxy Promptly

                     Tuesday, May 13, 2008
                     10:00 A.M.
                     Westin Stonebriar Resort
                     1549 Legacy Drive
                     Frisco, Texas 75034

April 22, 2008

Dear Comstock Stockholder:

We are pleased to invite you to attend the Annual Meeting of Stockholders of Comstock Resources, Inc.  The meeting will be held at 10:00 a.m., local time, on Tuesday, May 13, 2008, at the Westin Stonebriar Resort at 1549 Legacy Drive in Frisco, Texas.  Your Board of Directors and management look forward to greeting those of you who are able to attend in person.  We have included a map and directions to the meeting site on the back page of this proxy statement.

•	You will find enclosed the Notice of Annual Meeting of Stockholders on the following page that identifies two proposals for your action.

•	At the meeting we will present a report on Comstock's 2007 operating results and on other matters of interest to you.

•	You will find enclosed our 2007 Annual Report, which includes our financial statements.

Your vote is important.  The Board of Directors appreciates and encourages stockholder participation in Comstock's affairs.  Whether or not you can attend the meeting, please read the Proxy Statement carefully, then vote through the internet, by telephone or sign, date and return the enclosed proxy promptly in the envelope provided, so that your shares will be represented at the meeting.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

   M. Jay Allison
                       Chairman of the Board and Chief Executive Officer

COMSTOCK RESOURCES, INC.

5300 Town and Country Blvd.
Suite 500
Frisco, Texas 75034

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 13, 2008

The 2008 Annual Meeting of Stockholders of Comstock Resources, Inc. will be held at the Westin Stonebriar Resort at 1549 Legacy Drive in Frisco, Texas, on Tuesday, May 13, 2008, at 10:00 a.m., local time, for the following purposes:

1.	To elect two Class B directors to serve a term of three years until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008; and

3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

You must be a stockholder of record at the close of business on April 11, 2008 to be entitled to vote at the annual meeting.

Your participation in Comstock's affairs is important.  Our officers will be present to respond to questions from stockholders.  To ensure your representation, if you do not expect to be present at the meeting, please vote through the internet, by telephone or sign and date the enclosed proxy card and return it to us promptly.  A stamped envelope has been provided for your convenience.  The prompt return of proxies will ensure a quorum and save us the expense of future solicitation.

              By Order of the Board of Directors,

              Roland O. Burns
              Secretary

April 22, 2008

IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.  NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.  IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

PROXY STATEMENT
Table of Contents

Page
INTRODUCTION	1
This Proxy Solicitation	1
Householding Information	1
Electronic Availability of Proxy Materials for 2008 Annual Meeting	2
The Annual Meeting	2
Stockholders	2
VOTING	2
How to Vote Your Shares	2
Changing Your Vote	3
Where to Find Voting Results	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT	4
PROPOSALS TO BE VOTED UPON	5
(1) Election of Directors	5
Nominees for Three-Year Term	5
Directors Continuing in Office	5
(2) Ratification of Appointment of Independent Public Accounting Firm	6
CORPORATE GOVERNANCE MATTERS	7
Corporate Governance Principles and Code of Business Conduct and Ethics	7
Determinations of Director Independence	7
Board of Director Meetings and Committees	7
Adoption of Written Charters	7
Corporate Governance / Nominating Committee	7
Director Nominations Process	8
Director Compensation	9
Section 16(a) Beneficial Ownership Reporting Compliance	9
The Audit Committee	10
Audit Committee Report	10
Compensation Committee	11
Compensation Committee Interlocks and Insider Participation	11
Compensation Committee Report	12
Bois d'Arc Energy, Inc.	12
EXECUTIVE COMPENSATION	13
Compensation Discussion and Analysis	13
Overview and Objectives of Our Executive Compensation Program	13
Compensation Components	13
Base Salary	13
Bonuses	14
Stock-Based Awards	14
Supplemental Executive Retirement Plan	15
Employment Agreements	15
Other Benefits	15
Limitation on Income Tax Deduction for Executive Compensation	15
Summary Compensation Table	16
Grants of Plan-Based Awards in 2007	17
Outstanding Equity Awards at December 31, 2007	18
Option Exercises and Stock Vested in 2007	19
Nonqualified Deferred Compensation	19
Potential Payments Upon Termination	20
OTHER MATTERS	22
Independent Registered Public Accounting Firm and Fees	22
Audit Committee's Pre-Approval Policy and Procedures	22
Stockholder Proposals	22
Stockholder Communications	23
Annual Report	23
MAP TO OUR ANNUAL MEETING OF STOCKHOLDERS

COMSTOCK RESOURCES, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 13, 2008

INTRODUCTION

Our Board of Directors is soliciting your proxy to encourage your participation in the voting at the annual meeting and to obtain your support on the proposals being voted on.  You are invited to attend the annual meeting and vote your shares directly.  However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf.  Our principal executive offices are located at 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034.

This Proxy Solicitation

There are two parts to this solicitation: the proxy card and this proxy statement.  The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.  We are first sending the notice, this proxy statement, and the proxy card on or about April 22, 2008 to all stockholders entitled to vote.  This proxy statement provides you with a variety of information on the proposals and other matters that you may find useful in determining how to vote.  It is divided into six sections following this Introduction:

•	"Voting"
•	"Security Ownership of Certain Beneficial Owners and Management"
•	"Proposals to be Voted Upon"
•	"Corporate Governance Matters"
•	"Executive Compensation"
•	"Other Matters"

We are soliciting your proxy for the 2008 annual meeting and will pay for soliciting these proxies.  Our directors, officers and employees may solicit proxies in person, by telephone or by other electronic means of communication.  We have also retained Broadridge Financial Solutions, Inc. to assist in distributing proxy solicitation materials.  We will reimburse brokers and other nominees for reasonable out-of-pocket expenses they incur in forwarding these proxy materials to you if you are a beneficial owner.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this proxy statement and notice of annual meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family.  Each stockholder in the household will continue to receive a separate proxy card.  This process, known as "householding," reduces the volume of duplicate information received at any one household and helps to reduce our expenses.  However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below, and we will send a separate copy to each stockholder.

If the shares are registered in the name of the stockholder, the stockholder should contact us at 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034, Attn: Investor Relations, telephone number (800) 877-1322 to inform us of their request.  If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Electronic Availability of Proxy Materials for 2008 Annual Meeting

The Proxy Statement and our Annual Report to Stockholders and Form 10-K for the year ended December 31, 2007 are available electronically on our website at www.comstockresources.com.

The Annual Meeting

The annual meeting will be held on Tuesday, May 13, 2008 at the Westin Stonebriar Resort in Frisco, Texas, beginning at 10:00 a.m. local time.  A quorum of stockholders is necessary to hold a valid meeting.  A majority of our common stock must be represented at the annual meeting, whether in person or by proxy, for a quorum to exist.  Abstentions and broker non-votes will be counted in determining whether or not there is a quorum at the annual meeting.  A broker non-vote occurs when a broker votes on some matters on the proxy card but not on other matters because he does not have the authority to do so.  Abstentions and broker non-votes will not be counted when tabulating the votes cast on the election of the directors.

Stockholders

On April 11, 2008, we had 45,550,245 issued and outstanding shares of common stock which are eligible to vote at the annual meeting.  You are entitled to one vote at the annual meeting for each share of our common stock that you owned of record at the close of business on April 11, 2008.  The number of shares you own (and may vote) is listed on the enclosed proxy card.

VOTING

How to Vote Your Shares

You may vote your shares in person at the annual meeting, by Internet, by telephone or by mail.

Voting in Person.  Shares held in your name as the stockholder of record may be voted in person at the annual meeting.  To vote in person, you must attend the annual meeting, and obtain and submit a ballot, which will be provided at the meeting.  If your shares are held in the name of a broker, trustee or another nominee ("street name"), you may vote the shares in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

If you elect to vote your shares other than in person at the annual meeting, you will direct the designated persons (known as "proxies") to vote your shares at the annual meeting in accordance with your instructions.  The board of directors has appointed M. Jay Allison and Roland O. Burns to serve as the proxies for the annual meeting.

Voting by Internet.  Stockholders of record with internet access may submit proxies by following the "Vote by Internet" instructions on their proxy cards.  Most stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee or nominees.  Please check the voting instruction card for internet voting availability.

Voting by Telephone.  Stockholders of record may submit proxies by following the "Vote by Phone" instructions on their proxy cards.  Most stockholders who hold shares beneficially in street name may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees.  Please check the voting instruction card for telephone voting availability.

Voting by Mail.  Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes.  Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.  Your proxy will be valid only if you sign, date and return it so that it is received before the annual meeting.

If you complete the entire proxy card, except the voting instructions, then the designated proxies will vote your shares "for" the election of the nominated directors and "for" the ratification of Ernst & Young LLP as our independent registered public accounting firm.

If any nominee for election to the board of directors is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.  The board of directors knows of no matters, other than those described above, to be presented for consideration at the annual meeting.

Changing Your Vote

You may change your vote at any time prior to the vote at the annual meeting, except that votes submitted through the internet or telephone must be received by 11:59 p.m., Eastern Time, on May 12, 2008.  If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.  For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Where to Find Voting Results

We will publish the voting results in our Quarterly Report on Form 10-Q for the second quarter of 2008, which we intend to file with the Securities and Exchange Commission (the "Commission") in August 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth stockholder information as of April 11, 2008, for persons known to us to be large stockholders (5% or more), directors or executive officers.  Ownership of our common stock is shown in terms of "beneficial ownership."  A person generally "beneficially owns" shares if he or she has either the right to vote those shares or dispose of them.  More than one person may be considered to beneficially own the same shares.  In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him or her.  Shares shown as beneficially owned by our directors or executive officers include shares that they have the right to acquire by exercising options on or before June 9, 2008.  The percentages shown in this proxy statement compare the person's beneficially owned shares with the total number of shares of our common stock outstanding on April 11, 2008 (45,550,245 shares) plus the number of unissued shares as to which such person has the right to acquire voting or dispositive power on or before June 9, 2008.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number(2)		Percent

M. Jay Allison	1,561,004		3.4%
President, Chief Executive Officer and Chairman of the Board of Directors
Roland O. Burns	560,322		1.2%
Director, Senior Vice President, Chief Financial Officer, Secretary and Treasurer
D. Dale Gillette	60,000		*
Vice President of Land and General Counsel
Mack D. Good	115,750		*
Chief Operating Officer
David K. Lockett	43,536		*
Director
Cecil E. Martin	41,399		*
Director
Stephen E. Neukom	51,000		*
Vice President of Marketing
Daniel K. Presley	63,000		*
Vice President of Accounting
Richard D. Singer	29,000		*
Vice President of Financial Reporting
David W. Sledge	64,864		*
Director
Nancy E. Underwood	60,000		*
Director

All Executive Officers and Directors as a Group (11 Persons)	2,649,875		5.7%

Dimensional Funds Advisors, LP 1299 Ocean Avenue, Santa Monica, California 90401	3,695,750	(3)	8.1%

Advisory Research, Inc. 160 North Stetson Street, Chicago, Illinois 60601	3,090,507	(4)	6.8%

Kelley Asset Management 401 South La Salle Street, Chicago, Illinois 60605	2,643,581	(5)	5.8%

Wellington Management Company, LLP 75 State Street, Boston, Massachusetts 02109	2,342,000	(5)	5.1%

*Indicates less than one percent.

(1)	Unless otherwise noted, the address of each beneficial owner is c/o Comstock Resources, Inc., 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034.
(2)
Includes shares issuable pursuant to stock options which are presently exercisable or exercisable on or before June 9, 2008 in the following amounts: Mr. Allison–405,000 shares; Mr. Burns–101,250 shares; Mr. Lockett–40,000 shares; Mr. Martin–30,000 shares; Mr. Neukom–15,000 shares; Mr. Presley–30,000 shares; Mr. Sledge–30,000 shares; Ms. Underwood–50,000 shares; and all executive officers and directors–701,250 shares.

(3)	Represents shares held on December 31, 2007, based on filing on Schedule 13G dated February 6, 2008.
(4)	Represents shares held on December 31, 2007, based on filing on Schedule 13G dated February 13, 2008.
(5)	Represents shares held on December 31, 2007, based on filing on Schedule 13G dated February 14, 2008.

PROPOSALS TO BE VOTED UPON

(1)	Election of Directors

On the agenda for the annual meeting will be the election of two Class B directors each to serve a term of three years beginning at the annual meeting.  The nominees receiving the greatest number of votes cast will be elected.  So, if you do not vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.  A "broker non-vote" will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.  Our Board of Directors presently consists of six members comprised of three classes (Class A, B and C).  Directors are elected in classes to serve terms of three years.  The current Class A directors, whose terms will expire in 2010, are Cecil E. Martin and Nancy E. Underwood.  The Class B directors, whose terms expire at the annual meeting, are M. Jay Allison and David W. Sledge.  The Class C directors, whose terms expire in 2009, are Roland O. Burns and David K. Lockett.

The Board of Directors has nominated M. Jay Allison and David W. Sledge for re-election to the Board of Directors.

Nominees for Three-Year Term

M. JAY ALLISON, (52) President, Chief Executive Officer and Chairman of the Board of Directors

Mr. Allison has been a director since June 1987, and our President and Chief Executive Officer since 1988.  Mr. Allison was elected Chairman of the board of directors in 1997.  From 1987 to 1988, Mr. Allison served as our Vice President and Secretary.  From 1981 to 1987, he was a practicing oil and gas attorney with the firm of Lynch, Chappell & Alsup in Midland, Texas.  He received B.B.A., M.S. and J.D. degrees from Baylor University in 1978, 1980 and 1981, respectively.  Mr. Allison also serves as Chairman of the board of directors of Bois d'Arc Energy, Inc. and serves as a director of Tidewater Marine, Inc., on the Board of Regents for Baylor University and on the Advisory Board of the Salvation Army in Dallas, Texas.

DAVID W. SLEDGE, (51) Director

Mr. Sledge has served as a director since 1996.  Mr. Sledge is currently a Vice President of Basic Energy Services.  He was President and Chief Operating Officer of Sledge Drilling Corporation until it was acquired by Basic Energy Services in April 2007.  Mr. Sledge served as an area operations manager for Patterson-UTI Energy, Inc. from May 2004 until January 2006.  From October 1996 until May 2004, Mr. Sledge managed his personal investments in oil and gas exploration activities.  Mr. Sledge is a past director of the International Association of Drilling Contractors and is a past chairman of the Permian Basin chapter of this association.  Mr. Sledge also serves as a director of Bois d'Arc Energy, Inc.  He received a B.B.A. degree from Baylor University in 1979.

Directors Continuing in Office

ROLAND O. BURNS, (48) Director, Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Mr. Burns has been our Senior Vice President since 1994, Chief Financial Officer and Treasurer since 1990, our Secretary since 1991 and a director since 1999.  Mr. Burns also serves as Senior Vice President, Chief Financial Officer, Secretary and a director of Bois d'Arc Energy, Inc.  From 1982 to 1990, Mr. Burns was employed by the public accounting firm, Arthur Andersen.  Mr. Burns received B.A. and M.A. degrees from the University of Mississippi in 1982 and is a Certified Public Accountant.

DAVID K. LOCKETT, (53) Director

Mr. Lockett has served as a director since July 2001.  Mr. Lockett has been a Vice President of Dell Inc. and has managed Dell's Small and Medium Business Group since 1996.  Mr. Lockett has been employed by Dell Inc. for the last 16 years and has spent the past 26 years in the technology industry.  Mr. Lockett also serves as a director of Bois d'Arc Energy, Inc.  Mr. Lockett received a B.B.A. degree from Texas A&M University in 1976.

CECIL E. MARTIN, (66) Director

Mr. Martin has served as a director since October 1989 and is currently the chairman of our audit committee.  Mr. Martin is an independent commercial real estate investor who has primarily been managing his personal real estate investments since 1991.  From 1973 to 1991, he also served as chairman of a public accounting firm in Richmond, Virginia.  Mr. Martin also serves as a director of Bois d'Arc Energy, Inc. and on the board of directors and audit committees of Crosstex Energy, Inc. and Crosstex Energy, LP.  Mr. Martin holds a B.B.A. degree from Old Dominion University and is a Certified Public Accountant.

NANCY E. UNDERWOOD, (56) Director

Ms. Underwood has served as a director since 2004.  Ms. Underwood is owner and President of Underwood Financial Ltd., a position she has held since 1986.  Ms. Underwood holds B.S. and J.D. degrees from Emory University and practiced law at an Atlanta, Georgia based law firm before joining River Hill Development Corporation in 1981.  Ms. Underwood is involved civically in the Dallas community and currently serves on the board of the Presbyterian Hospital of Dallas Foundation.

There are no family relationships among any of our officers or directors.

The Board of Directors recommends that stockholders vote FOR the re-election of Mr. Allison and Mr. Sledge.  Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

(2)	Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors, upon the recommendation of the audit committee, has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for 2008.  Stockholders are being asked to ratify this appointment.  Ernst & Young LLP has served in this capacity since 2003.  Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so, and will be available to answer your questions.

The Board of Directors recommends that stockholders vote FOR such ratification.  Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is necessary for ratification of the appointment of the independent registered public accounting firm.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Principles and Code of Business Conduct and Ethics

The Board of Directors has adopted a set of corporate governance guidelines and a code of business conduct and ethics.  The governance principles and the code are available on our website at www.comstockresources.com, and are available upon written request to our corporate secretary.

Determinations of Director Independence

Under rules adopted by the New York Stock Exchange ("NYSE"), we must have a majority of independent directors.  No board member qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with us (either directly, or as a partner, shareholder or officer of an organization that has a relationship with us).  In evaluating each director's independence, the Board of Directors considers all relevant facts and circumstances and relationships and transactions between each director, his or her family members or any business, charity or other entity in which the director has an interest in us, our affiliates, or our executives.  As a result of this review, the Board of Directors affirmatively determined that Mr. Sledge is independent from us and our management.  Of the directors continuing in office, the Board has determined that Messrs. Lockett and Martin and Ms. Underwood are independent according to the NYSE's rules.

Board of Director Meetings and Committees

Our Board of Directors held six meetings during 2007.  We have four standing committees: the audit committee, the compensation committee, the corporate governance / nominating committee and the executive committee.  During 2007, the audit committee held six meetings and the executive committee, the compensation committee and the corporate governance / nominating committee each held one meeting.  All of our directors attended all of the board and their respective committee meetings during 2007.  All of our directors are strongly encouraged to attend the annual meeting of stockholders.  All of our directors attended the 2007 annual meeting of stockholders.  Each of the independent directors presides at the executive sessions of non-management directors on a rotating basis.

Adoption of Written Charters

Effective July 31, 2003, the Board of Directors adopted new charters for the audit committee, the compensation committee and the corporate governance / nominating committee.  A copy of the charter for each committee is available on our website at www.comstockresources.com.  The charters of these committees are also available upon written request to our corporate secretary.

Corporate Governance / Nominating Committee

The primary duties of the corporate governance / nominating committee are to assist the Board of Directors in identifying and evaluating candidates for members on our Board of Directors and to nominate candidates for election to our Board of Directors.  The members of the corporate governance / nominating committee are Messrs. Lockett (Chairman) and Sledge and Ms. Underwood.

The Board of Directors, in its reasonable business judgment, has determined that all three members of the corporate governance / nominating committee are independent under the listing standards of the NYSE and the rules of the Commission.

Director Nominations Process

As indicated above, the nominating functions of the Board of Directors are handled by the corporate governance / nominating committee pursuant to its charter.  In evaluating nominees for membership on the board, the corporate governance / nominating committee applies the board qualification standards set forth in our corporate governance guidelines.  Under these qualification standards, the corporate governance / nominating committee will take into account many factors, including education, business, governmental and civic experience, diversity, communication, interpersonal and other required skills, independence, wisdom, integrity, an understanding and general acceptance of our current corporate philosophy, a valid business or professional knowledge and experience that can bear on our problems and deliberations, an inquiring mind, the willingness to speak one's mind and ability to challenge and stimulate management, future orientation and the willingness to commit the required time and energy.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the corporate governance / nominating committee may consider such other factors as it may deem are in the best interests of us and our stockholders.  The corporate governance / nominating committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full board, and represent stockholder interests through the exercise of sound judgment using their diversity of experience in these various areas.

Our corporate governance / nominating committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the corporate governance / nominating committee will consider various potential candidates who may come to the attention of the committee through current board members, professional search firms, stockholders or other persons.  Each candidate brought to the attention of the corporate governance / nominating committee, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our corporate governance guidelines.

As stated above, the corporate governance / nominating committee will consider candidates proposed for nomination by our stockholders.  Stockholders may propose candidates by submitting the candidate's name and qualifications for board membership to: Corporate Governance / Nominating Committee, care of Roland O. Burns, Corporate Secretary, Comstock Resources, Inc., 5300 Town and Country Boulevard, Suite 500, Frisco, Texas 75034.  Although the corporate governance / nominating committee does not require the stockholder to submit any particular information regarding the qualifications of the stockholder's candidate, the level of consideration that the corporate governance / nominating committee will give to the stockholder's candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the committee.

Director Compensation

The following table sets forth the compensation of our non-employee directors for services during 2007.  Our executive officers do not receive additional compensation for serving on the Board of Directors.  The following table sets forth certain information regarding compensation earned during our latest fiscal year by each of our directors:

Name of Director	Fees Earned or Paid in Cash	Option Awards(1)	Total
David K. Lockett	$67,000	$156,591	$223,591
Cecil E. Martin	$105,000	$156,591	$261,591
David W. Sledge	$74,000	$156,591	$230,591
Nancy E. Underwood	$60,000	$156,591	$216,591

(1)
Amounts reported as compensation expense relate to stock option grants of 10,000 shares per director in 2006 with a grant date fair value of $15.03 per option share and 10,000 shares per director in 2007 with a grant date for value of $10.32 per option share.  Assumptions used to compute the grant date fair value of stock option awards appear in note 7 to our consolidated financial statements in our 2007 annual report filed on Form 10-K.

In 2007, our non-employee directors received directors' fees of $60,000 per year.  In addition, the chairman of each committee received an additional retainer as follows: audit - $45,000, compensation - $14,000 and corporate governance / nominating - $7,000.  In 2008, the director fees for our non-employee directors will increase to $66,000 and an additional retainer will be paid to the chairman of each committee as follows:  audit - $50,000, compensation - $15,500, and corporate governance / nominating - $8,000.  In addition, we reimburse our directors for expenses, including travel, they incur in connection with attending board or committee meetings.

Each director receives an option to purchase 20,000 shares of our common stock when the director is initially elected or appointed to the Board of Directors and receives an option grant each year at the annual meeting to purchase an additional 10,000 shares of common stock.  The following table sets forth certain information with respect to the value of grants of stock option awards to our directors during 2007.

			Stock Option Awards
Name of Director	Grant Date	Number of Securities Underlying Options (#)	Exercise Price of Stock Option Awards ($/Share)	Grant Date Fair Value of Stock Option Awards

David K. Lockett	May 3, 2007	10,000	$29.49	$103,196
Cecil E. Martin	May 3, 2007	10,000	$29.49	$103,196
David W. Sledge	May 3, 2007	10,000	$29.49	$103,196
Nancy E. Underwood	May 3, 2007	10,000	$29.49	$103,196

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of our common stock to file with the Commission and the NYSE initial reports of ownership of our common stock and other equity securities, and reports of certain transactions in our securities.  Such persons are required by the Commission regulations to furnish us with copies of all Section 16(a) forms they file.  The Commission regulations require us to identify anyone who filed a required report late during the most recent fiscal year.  Based upon a review of these records and amendments thereto, all of these filing requirements for 2007 were timely met.

The Audit Committee

The primary responsibility of the audit committee is to assist the Board of Directors in overseeing management and the independent registered public accounting firm in fulfilling their responsibilities in the financial reporting process of our company.  The members of the audit committee are Messrs. Martin (Chairman), Lockett and Sledge.

The Board of Directors, in its reasonable business judgment, has determined that all three members of the audit committee are independent under the listing standards of the NYSE and the rules of the Commission.  In addition, the Board of Directors has determined that Mr. Martin is an "audit committee financial expert," as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the Commission. Mr. Martin serves on the audit committees of more than three public companies, and the Board of Directors has determined that such service by Mr. Martin does not impair his ability to effectively serve on our audit committee.

Audit Committee Report

The audit committee assists the Board of Directors in overseeing: (1) the integrity of Comstock's financial statements, (2) Comstock's compliance with legal and regulatory requirements, (3) the independence, qualifications and performance of Comstock's independent registered public accounting firm and (4) Comstock's performance of its internal audit function.  The Board of Directors has made a determination that the members of the audit committee satisfy the requirements of the NYSE listing standards as to independence, financial literacy and experience.  The Board of Directors also determined that Mr. Martin is an "audit committee financial expert," as defined by the rules of the Commission. In 2003, the Audit Committee established a procedure for receiving and addressing anonymous complaints regarding financial or accounting irregularities.  The Audit Committee set up a toll free ethics and compliance hotline managed by an independent third party.  This hotline is available 24 hours a day, seven days a week, to enable employees to communicate concerns to management without fear of retaliation.

Management is responsible for the preparation, presentation and integrity of Comstock's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.  Consistent with its oversight role, the audit committee met with Ernst & Young LLP with and without management present to discuss the results of their examinations and evaluations of Comstock's internal controls.  The audit committee also reviewed and discussed Comstock's progress on complying with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board's Auditing Standard No. 5 regarding the audit of internal control over financial reporting.

Ernst & Young LLP served as Comstock's independent registered public accounting firm during 2007, and the audit committee has recommended, and the Board of Directors has approved, the reappointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2008.  Representatives of Ernst & Young LLP will be present at the annual meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

In performing its oversight role, the audit committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm.  The committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.  The committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with Ernst & Young LLP, the firm's independence.

Based on the review and discussions referred to in the above paragraph, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting for Comstock and are not experts in auditor independence standards.  Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and Comstock's registered public accounting firm.  Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audit of Comstock's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that Ernst & Young LLP is in fact independent.  The independent registered public accounting firm is responsible for performing an audit of the financial statements and of management's assessment of the effectiveness of the Company's internal control over financial reporting in accordance with the standards of the Public Accounting Oversight Board.

Submitted by the Audit Committee of the Board of Directors.

Cecil E. Martin, Chairman
David K. Lockett
David W. Sledge

Compensation Committee

The primary duties of the compensation committee are to assist the Board of Directors in establishing remuneration arrangements for executive officers and directors and to administer our executive compensation programs.  The members of the compensation committee are Messrs. Sledge (Chairman), Lockett and Martin.  The compensation committee reviews and discusses with management the Compensation Discussion and Analysis (the "CD&A") required by the Commission and recommends to the Board that the CD&A be included in the Company's proxy statement.  The committee also produces an annual compensation committee report for inclusion in our proxy statement.

The Board of Directors, in its reasonable business judgment, has determined that all three members of the compensation committee are independent under the listing standards of the NYSE and the rules of the Commission.  None of the members of the compensation committee are, or have been, employees of Comstock, or are employees of any entity for which an executive officer serves on the Board of Directors.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2007, the following persons served on the compensation committee: David W. Sledge (Chairman), David K. Lockett and Cecil E. Martin.  None of the members of the compensation committee are, or have been, employees of Comstock or are employees of any entity for which an executive officer serves on the Board of Directors.

Compensation Committee Report

The compensation committee determines the objectives for Comstock's executive compensation and benefit programs and discharges the responsibilities relating to the compensation of Comstock's executive officers.  The specific duties of the compensation committee are set forth in its charter, which was adopted by the Board of Directors.

The compensation committee has reviewed and discussed the CD&A contained on pages 13 through 21 of this proxy statement with management, and based upon this review and discussion the committee recommended to the Board of Directors, and the Board approved, that the CD&A be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Submitted by the Compensation Committee of the Board of Directors.

David W. Sledge, Chairman
David K. Lockett
Cecil E. Martin

Bois d'Arc Energy, Inc.

Comstock owns approximately 50% of Bois d'Arc Energy, Inc. ("Bois d'Arc Energy"), a publicly-held company which conducts exploration, development and production operations in state and federal waters of the Gulf of Mexico.  At Bois d'Arc Energy's formation in 2004, Messrs. Allison and Burns received awards of options and restricted units in Bois d'Arc Energy.  Other than the options and restricted units granted in connection with the formation in 2004, Bois d'Arc Energy has not paid any salary, bonus or other compensation to Mr. Allison and Mr. Burns.  In 2007, Comstock received $60,000 in compensation for financial, human resources and administration services that it provided to Bois d'Arc Energy pursuant to a service agreement between Comstock and Bois d'Arc Energy.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Objectives of Our Executive Compensation Program

Our Compensation Committee has responsibility for establishing and administering the compensation objectives, policies and plans for our executive officers.  All of our executive officers are compensated pursuant to the same executive compensation program.  Both the compensation program and the executive officers' compensation are approved by the Compensation Committee.  The Compensation Committee bases its decisions concerning specific compensation elements and total compensation paid or awarded to our officers on several different objectives, which include:
•	Providing compensation that is competitive with compensation of companies that have operations similar to us and are in similar markets for executive talent;
•	Encouraging both short-term and long-term performance focus, promoting stockholder value through strategic business decisions and achievement of performance objectives;
•	Providing incentive compensation intended to vary with our and the individual's performance, while appropriately moderating the impact of the cyclical nature of our business; and
•
Facilitating ownership of our common stock by our executive officers through equity-based incentives so that management's interests are closely aligned with those of stockholders in terms of both risk and reward.

The Compensation Committee compared our total 2006 compensation and proposed total 2007 compensation to other oil and gas exploration and production companies with operations similar to ours and reviewed other salary and compensation surveys, including an industry-wide survey in which we participate.  Based upon these reviews, the Compensation Committee determined that our 2007 compensation was appropriate and approved the 2007 compensation program.  The increases in base salary, bonuses and stock-based compensation in 2007 reflect our overall financial and operating performance during the year.

Compensation Components

Compensation components for our executive officers include base salary, an annual cash bonus, restricted stock awards, supplemental retirement benefits and for certain executives, employment agreements providing for post-termination compensation in certain circumstances.  The Compensation Committee has not established formal policies or guidelines with respect to the mix of base salary, annual cash bonus and stock-based awards to be paid or awarded to the executive officers.  In general, the Compensation Committee believes that a greater percentage of the compensation for the executive officers and other senior members of management should be stock-based awards and should be based on individual and overall corporate performance to align the interests of our executive officers with our stockholders.

Base Salary

In 2007, base salaries for executive officers were based upon the individual's responsibilities, experience and expected performance, taking into account among other things, the individual's initiative, contributions to our overall performance, managerial ability and handling of special projects.  These same factors are applied to establish base salaries for other key management employees.  Base salaries for executive officers generally are reviewed annually for possible adjustment, but are not necessarily changed that often.  The Chief Executive Officer recommends the base salary for himself and the other executive officers.  Each executive officer recommends the base salary for all employees that are in the executive officer's areas of responsibility.  The Chief Executive Officer and the Chief Financial Officer review the recommendations for salaries and bonuses for all other employees and adjust them as they deem appropriate.  The Compensation Committee reviews the recommendations for all employees made by the Chief Executive Officer and the other executive officers and approves them or adjusts them as they deem appropriate.

Bonuses

Annual cash awards for all full-time employees are provided in order to promote achievement of our business objectives of increasing stockholder's value by growing production and reserves on a profitable basis.  All of our full time employees participate in an annual bonus plan with the same performance objectives as those used for executive officers.  The annual bonus awards are also intended to assist executives in meeting income tax obligations associated with restricted stock awards which are a significant component of the executive's compensation.  The Chief Executive Officer recommends the annual bonus for himself and for each executive officer.  Each executive officer recommends the annual bonus for all employees that are under that executive officer's areas of responsibility.  The Chief Executive Officer and the Chief Financial Officer review the recommendations for bonuses for all other employees and adjust them as they deem appropriate.  The Compensation Committee reviews the recommendations by the Chief Executive Officer and the other executive officers and approves or adjusts them as they deem appropriate.  In 2007, cash bonuses paid to our employees aggregated $7.3 million.

In addition to the annual cash bonuses, we periodically pay signing bonuses to new employees that are hired.  The signing bonus is designed to compensate the new employee for compensation that will not be earned from the employee's previous employer and otherwise as a recruitment incentive.  In 2007 we paid fifteen new employees signing bonuses in the aggregate amount of $470,000.

Stock-Based Awards

Our executive officers and other key employees are eligible to receive stock-based awards under the 1999 Long-term Incentive Plan which was approved by the stockholders in 1999.  The objectives of the plan are to attract and retain key employees, to motivate them to achieve long-range goals and to reward individual performance.  Because employees' compensation from stock-based awards is based on our stock price performance, the Compensation Committee believes stock-based awards create a strong incentive to improve long-term financial performance and increase stockholder value.  Factors used to set the range of stock-based awards granted include management's and the Compensation Committee's perception of the incentive necessary to motivate individuals to join the company, the stock-based incentives provided by peer companies, and the role and impact of the various management levels in achieving key strategic results.  Awards made in 2007 under the 1999 Long-term Incentive Plan to executive officers and other employees consisted entirely of restricted stock grants.  Initial grants of restricted stock generally vest 25% per annum over a period of four years.  Subsequent grants made after the initial grant vest four years from the date of the award.  The Compensation Committee has determined that the four year vesting schedule for restricted stock grants, which combines the individual's initial award which vests 25% per year over a four year period with subsequent awards which vest one year out from the last vesting date, enhances the retention value of these awards.  Stock-based awards are forfeited if such individuals do not remain employees for the vesting period.  At any given date, each executive officer and employee has four years of awards subject to forfeiture.

Stock-based awards are authorized at regularly scheduled meetings of the Board of Directors and the Compensation Committee, and in recent years, as part of the Board of Directors meeting in December.  In 2007, we awarded a total of 418,500 shares of restricted stock to the executive officers and other key employees which will vest 25% per year over four years for initial restricted stock awards or in approximately four years from the date of the award for awards made to participants who have previously received restricted stock awards.  The Compensation Committee did not award any stock options to employees during 2007.

Supplemental Executive Retirement Plan

In 2001, we adopted a supplemental retirement plan for our executive officers.  The purpose of this plan is to provide supplemental retirement benefits to all of our executive officers.  Under this plan, we contribute five percent (5%) of each participant's annual cash compensation to purchase a variable universal life insurance policy.  Each participant directs the investment of the policy's cash values among a selection of mutual funds offered by the carrier.  During employment, the participants may designate a beneficiary to receive payment of the death benefit (reduced by the amount of the premiums paid by us, which are repaid to us), but have no other rights of ownership in the policy.  Upon a participant's retirement or after four years of service or upon a change of control of our company, the policy will be transferred to the participant.  Contributions to this plan totaled $290,750 in 2007.

Employment Agreements

We have employment agreements with M. Jay Allison, our President and Chief Executive Officer, and Roland O. Burns, our Senior Vice President and Chief Financial Officer.  These agreements include separate provisions wherein Messrs. Allison and Burns will receive certain prescribed benefits based upon changes in their employment status or in the event of a change in control.  The Committee believes that it is in our best interests as well as the best interests of our stockholders to offer such benefits to these executive officers.  We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives.  The Committee believes that providing change of employment and change in control benefits to senior executives eliminates, or at least reduces, any reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders.  In addition, the income security provided by the competitive change in control arrangements helps eliminate any distraction caused by uncertain personal financial circumstances during the negotiations of a potential change in control transaction, a period during which we will require focused and thoughtful leadership to ensure a successful outcome.

The change in control provisions of these employment agreements provide certain specified benefits in the event of a "change in control" which is defined to include a variety of events, including significant changes in stock ownership, changes in our Board, certain mergers and consolidations, and the sale or disposition of all or substantially all of our consolidated assets.

Other Benefits

Our executive officers receive medical, group life insurance and other benefits including matching contributions under our 401(k) plan that are available generally to all of our salaried employees over 21 years of age.  We have no defined benefit retirement benefit plans for any of our employees.

Limitation on Income Tax Deduction for Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the corporate income tax deduction for compensation paid to each executive officer shown in the summary compensation table in the proxy statement of a public company, other than the Chief Financial Officer, to $1 million, unless the compensation is "performance-based compensation" and qualifies under certain other exceptions.  Our policy is primarily to design and administer compensation plans which support the achievement of long-term strategic objectives and enhance shareholder value.  Where it is consistent with our compensation philosophy, the Compensation Committee will also attempt to structure compensation programs that are tax-advantageous to us.  Awards of stock options under the 1999 Long-term Incentive Plan qualify as "performance based compensation."  The restricted stock awards and our cash compensation do not qualify.

Summary Compensation Table

The Summary Compensation Table reflects the elements of compensation earned by our named executive officers under our executive compensation programs for 2007.

Salary ($):  Values shown represent the base salary earnings of the named executive officers for 2007.

Bonus ($):  Values reflect the cash bonus earned by the named executive officers in 2007.

Stock Awards ($):  This column represents compensation expense recorded in our income statement for 2007 as determined in accordance with Statement of Financial Accounting Standards 123R and discussed in note 7 to our consolidated financial statements included in our 2007 Annual Report on Form 10-K.

Non-Qualified Deferred Compensation Earnings ($):  This column reflects the difference between market interest at rates determined pursuant to the Commission's rules and the earnings on the cash surrender values of universal life insurance policies owned by us insuring each executive under our Supplemental Executive Retirement Plan.

All Other Compensation ($):  This column represents the value of the additional benefits provided by us that include the employer match under our 401-K plan, life insurance premiums paid by us for the benefit of certain executive officers, and the value of insurance provided under our Supplemental Executive Retirement Plan.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non-Qualified Deferred Compensation Earnings	All Other Compensation(1)(2)	Total

M. Jay Allison President and Chief Executive Officer	2007 2006	$459,000 $425,000	$2,850,000 $2,400,000	$4,953,145 $3,467,011	$14,765 $31,151	$104,259 $103,284	$8,381,169 $6,426,446
Roland O. Burns Senior Vice President and Chief Financial Officer	2007 2006	$316,000 $290,000	$950,000 $800,000	$1,997,947 $1,386,309	$14,573 $25,736	$36,227 $35,395	$3,314,747 $2,537,440
Mack D. Good Chief Operating Officer	2007 2006	$240,000 $225,000	$550,000 $325,000	$665,245 $494,113	$1,553 $7,111	$7,438 $6,638	$1,464,236 $1,057,862
D. Dale Gillette(3) Vice President of Land and General Counsel	2007 2006	$220,000 $70,000	$230,000 $175,000	$383,161 $102,017	$705 —	$7,156 —	$841,022 $347,017
Stephen P. Neukom Vice President of Marketing	2007 2006	$170,000 $155,000	$210,000 $165,000	$240,766 $169,859	$287 —	$7,294 $6,500	$628,347 $496,359

(1)	The value of all perquisites provided to each executive officer by us did not exceed $10,000 for 2007 and therefore no perquisites are included in this table.
(2)	Amounts in this column include life insurance premiums paid by us of $95,459 for Mr. Allison and $28,553 for Mr. Burns in each of 2006 and 2007.
(3)	Mr. Gillette joined the Company on September 1, 2006 and his compensation for 2006 contains amounts earned from this date.

Grants of Plan-Based Awards in 2007

The following table sets forth certain information with respect to the value of grants of stock-based awards to each of our named executive officers during 2007.

	Stock Awards
Name and Principal Position	Grant Date	Number of Shares of Stock(#)(1)	Grant Date Fair Value of Stock Awards(2)

M. Jay Allison President and Chief Executive Officer	December 10, 2007	200,000	$6,860,000

Roland O. Burns Senior Vice President and Chief Financial Officer	December 10, 2007	81,000	$2,778,300

Mack D. Good Chief Operating Officer	December 10, 2007	30,000	$1,029,000

D. Dale Gillette Vice President of Land and General Counsel	December 10, 2007	10,000	$343,000

Stephen E. Neukom Vice President of Marketing	December 10, 2007	9,000	$308,700

(1)	Dividends are payable on the outstanding restricted shares.
(2)	The grant date fair value of restricted stock awards was based upon the closing price for the Company's stock on December 10, 2007 of $34.30 per share.

Outstanding Equity Awards at December 31, 2007

The following table sets forth certain information with respect to the value of outstanding equity awards held by our named executives at December 31, 2007.

	Stock Option Awards			Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options - Exercisable(#)(1)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested(#)	Market Value of Shares of Stock That Have Not Vested(2)

M. Jay Allison President and Chief Executive Officer	135,000(3) 135,000(4) 135,000(5)	$8.88 $6.42 $9.20	July 1, 2009 July 1, 2010 January 1, 2009	100,000(7)100,000(8) 185,000(9) 185,000(10) 200,000(11)	$3,400,000 $3,400,000 $6,290,000 $6,290,000 $6,800,000

Roland O. Burns Senior Vice President and Chief Financial Officer	33,750(3) 33,750(4) 33,750(5)	$8.88 $6.42 $9.20	July 1, 2009 July 1, 2010 January 1, 2009	40,000(7) 40,000(8) 75,000(9) 75,000(10) 81,000(11)	$1,360,000 $1,360,000 $2,550,000 $2,550,000 $2,754,000

Mack D. Good Chief Operating Officer	—	—	—	12,500(7) 12,500(8) 30,000(9) 20,000(10) 30,000(11)	$425,000 $425,000 $1,020,000 $680,000 $1,020,000

D. Dale Gillette Vice President of Land and General Counsel	—	—	—	10,000(7) 10,000(8) 10,000(9) 10,000(10) 10,000(11)	$340,000 $340,000 $340,000 $340,000 $340,000

Stephen E. Neukom Vice President of Marketing	15,000(6)	$18.20	January 1, 2010	5,000(7) 5,000(8) 8,500(9) 8,500(10) 9,000(11)	$170,000 $170,000 $289,000 $289,000 $306,000

(1)	All stock options are fully vested as of December 31, 2006.
(2)	Market value was based on the closing price for our common stock on the last trading day of 2007 of $34.00 per share.
(3)	These stock options vested on July 1, 2004.
(4)	These stock options vested on July 1, 2005.
(5)	These stock options vested on January 1, 2004.
(6)	These stock options vested on January 1, 2005.
(7)	These stock grants vested on January 1, 2008.
(8)	These stock grants vest on January 1, 2009.
(9)	These stock grants vest on January 1, 2010.
(10)	These stock grants vest on January 1, 2011.
(11)	These stock grants vest on January 1, 2012.

Option Exercises and Stock Vested in 2007

The following table sets forth certain information with respect to the value of stock options exercised and restricted shares which vested during the year ended December 31, 2007.

	Stock Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting

M. Jay Allison President and Chief Executive Officer	400,000	$11,896,869	100,000	$3,106,000
Roland O. Burns Senior Vice President and Chief Financial Officer	135,000	$4,208,510	40,000	$1,242,400
Mack D. Good Chief Operating Officer	—	—	12,500	$388,250
D. Dale Gillette Vice President of Land and General Counsel	—	—	10,000	$275,300
Stephen E. Neukom Vice President of Marketing	—	—	5,000	$155,300

Nonqualified Deferred Compensation

The following table sets forth certain information with respect to the non-qualified deferred compensation of the named executives in 2007.  Under our Executive Life Insurance Plan, we contribute five percent (5%) of each executive's annual cash compensation to purchase a variable universal life insurance policy on his life.  During employment, he may designate a beneficiary to receive payment of the death benefit (reduced by the amount of the premiums paid by us, which are repaid to us), but has no other rights of ownership in the policy.  Upon his retirement on or after four years of service or upon a change of control, the policy is transferred to him.  No withdrawals or distributions were made in 2007.

Name and Principal Position	Company Contributions(1)	Aggregate Earnings(2)	Aggregate Balance at End of Year

M. Jay Allison President and Chief Executive Officer	$142,950	$42,169	$656,030

Roland O. Burns Senior Vice President and Chief Financial Officer	$55,800	$28,407	$324,010

Mack D. Good Chief Operating Officer	$28,250	$7,910	$145,815

D. Dale Gillette Vice President of Land and General Counsel	$16,000	$705	$12,397

Stephen E. Neukom Vice President of Marketing	$16,750	$3,915	$82,517

(1)	The Company contributions have not been included in the Summary Compensation Table for this or any prior years.
(2)
The aggregate earnings have not been included in the Summary Compensation Table for this or any prior years except for the above-market portion of the aggregate earnings which is included in the Summary Compensation Table on page 15.

Potential Payments Upon Termination

We have entered into employment agreements with M. Jay Allison, our President and Chief Executive Officer, and Roland O. Burns, our Senior Vice President and Chief Financial Officer.  Under the agreements, we are required to provide compensation to these officers in the event we terminate the executive's employment without cause or the executive terminates his employment with good reason, including assignment of duties inconsistent with his position or requiring him to be based at any other location.  The agreements provide that the base salary for Messrs. Allison and Burns will be no less than $500,000 and $350,000, respectively.  If the executive dies, the agreements provide for payment of six months of annualized total compensation.  The agreements provide for the payment of severance benefits if the executive is terminated by us without cause or by the executive for good reason in an amount equal to 150% of his current salary and most recent bonus, plus continued medical benefits for eighteen months.  If there is a change in control and the executive terminates employment within six months thereafter (or at any time thereafter for good reason) or is terminated by us without cause at any time thereafter, the severance benefit payable to the executive is 299% of his salary and highest annual bonus.  In connection with a change in control, Messrs. Allison and Burns will be entitled to gross-up payments if they are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

The employment agreements define a "Change in Control" as: (i) a change in the majority of the board of directors within a two year period unless such change was authorized by two-thirds of the directors in place before the change; (ii) a third party, including a group of third parties acting together, acquires 20% or more of our voting stock; and (iii) the completion of a merger or other business combination of us with another corporation and we do not survive or only survive as a subsidiary, or the sale of substantially all of our assets.

The following tables quantify compensation that would become payable under the employment agreements and other arrangements if the named executive's employment had terminated on December 31, 2007, based on, where applicable, our closing stock price on that date.  Due to the number of factors that affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be different.  If one of the named executives were to die or become disabled, his unvested stock awards would become vested.  Under our Supplemental Executive Retirement Plan, the named executives are entitled to receive a distribution of the life insurance policies insuring their lives in the event of termination of employment.  This is reflected in the table below in the "Present Value of Deferred Compensation Benefits."  Under the 1999 Long-term Incentive Plan, in the event of death, disability, or a change in control, all outstanding stock awards become fully vested.

Involuntary Termination Without Cause or Termination With Good Reason

Name and Principal Position	Salary(1)	Bonus(2)	Present Value of Deferred Compensation Benefits	Continuation of Health Benefits(3)	Other Payments(4)

M. Jay Allison President and Chief Executive Officer	$750,000	$4,275,000	$656,030	$40,407	$20,000

Roland O. Burns Senior Vice President and Chief Financial Officer	$525,000	$1,425,000	$324,010	$40,407	$20,000

Mack D. Good Chief Operating Officer	—	—	$145,815	—	—

D. Dale Gillette Vice President of Land and General Counsel	—	—	$12,397	—	—

Stephen E. Neukom Vice President of Marketing	—	—	$82,517	—	—

(1)	Amount equal to 150% of annual base salary.
(2)	Amount equal to 150% of fiscal year bonus.
(3)
Benefits amounts include the cost of continued medical and dental coverage to the executive, spouse and dependents at least equal to that had the executive not been terminated and assumes continued coverage for 18 months.

(4)
The costs actually incurred by each executive for outplacement services will vary.  We believe that the amount shown in this column is a reasonable approximation of the potential costs of outplacement services.

Termination Following a Change in Control

Name and Principal Position	Salary(1)	Bonus(2)	Present Value of Deferred Compensation Benefits	Continuation of Health Benefits(3)	Value of Unvested Stock Awards(4)	Other Payments(5)	Excise Tax & Gross-Up

M. Jay Allison President and Chief Executive Officer	$1,495,000	$8,521,500	$656,030	$40,407	$26,180,000	$20,000	—

Roland O. Burns Senior Vice President and Chief Financial Officer	$1,046,500	$2,840,500	$324,010	$40,407	$10,574,000	$20,000	$2,396,519

Mack D. Good Chief Operating Officer	—	—	$145,815	—	$3,570,000	—	—

D. Dale Gillette Vice President of Land and General Counsel	—	—	$12,397	—	$1,700,000	—	—

Stephen E. Neukom Vice President of Marketing	—	—	$82,517	—	$1,224,000	—	—

(1)	Amount equal to 299% of annual base salary.
(2)	Amount equal to 299% of highest bonus paid during the employee's tenure with the Company.
(3)
Benefits amounts include the cost of continued medical and dental coverage to the executive, spouse and dependents at least equal to that had the executive not been terminated and assumes continued coverage for 18 months.

(4)	The value of the stock awards is based on our December 31, 2007 closing stock price of $34.00 per share.
(5)
The costs actually incurred by each executive for outplacement services will vary.  We believe that the amount shown in this column is a reasonable approximation of the potential costs of outplacement services.

OTHER MATTERS

Independent Registered Public Accounting Firm and Fees

We have retained Ernst & Young LLP as our registered public accounting firm, as recommended by the audit committee and approved by the Board of Directors.  The table set forth below indicates the amounts billed by Ernst & Young LLP during 2006 and 2007 for services provided to us.

	2006(3)	2007(3)
Audit fees	$1,435,000	$1,350,000
Audit related fees(1)	94,243	119,165
Tax fees(2)	58,258	5,889
All other fees	—	—
Total	$1,587,501	$1,475,054

(1)	Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(2)	Tax fees include fees for tax compliance, tax advice and tax planning. The Audit Committee does not believe these services have impacted Ernst & Young LLP's independence.
(3)	Includes fees incurred by Bois d'Arc Energy.

Audit Committee's Pre-Approval Policy and Procedures

The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit related services, tax services and other services.  Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization.  The audit committee requires the independent registered public accounting firm and management to report on the actual fees charged for each category of service at audit committee meetings throughout the year.

During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval.  In those instances, the audit committee requires specific pre-approval authority from the chairman of the audit committee, who must report on such approvals at the next scheduled audit committee meeting.

All fiscal year 2007 audit and non-audit services provided by the independent registered public accounting firm were pre-approved.

Stockholder Proposals

Any stockholder who desires to submit a proposal for presentation at our 2009 Annual Meeting of Stockholders and wishes to have such proposal included in our proxy materials, must submit the proposal to us at our principal executive offices no later than December 23, 2008, unless we notify the stockholder otherwise.  Only those proposals that are timely received by our Corporate Secretary and proper for stockholder action (and otherwise proper) will be included in our proxy materials.

Written request for inclusion of any stockholder proposal should be addressed to: Roland O. Burns, Corporate Secretary, Comstock Resources, Inc., 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034.  Comstock recommends that such proposal be sent by certified mail with return receipt requested.

There were no stockholder proposals submitted for the 2008 Annual Meeting.

Stockholder Communications

Interested parties may communicate directly with the entire Board of Directors or with our outside directors by submitting a letter addressed to the member or members of the Board of Directors to whom the communication is addressed, to Roland O. Burns, Corporate Secretary, Comstock Resources, Inc., 5300 Town and Country Blvd., Suite 500, Frisco, Texas, 75034.  All such communications, other than unsolicited commercial solicitations or communications will be forwarded to the appropriate director for review.

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC, will be sent to any stockholder without charge upon request.  You may forward written requests to Investor Relations, Comstock Resources, Inc., 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034.  Oral requests may be made by calling our principal executive offices at (800) 877-1322.  Our Annual Report on Form 10-K is also available on the SEC's website www.sec.gov and our website www.comstockresources.com.

Roland O. Burns

Secretary

Frisco, Texas
April 22, 2008

COMSTOCK RESOURCES, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 13, 2008
10:00 a.m.
at the Westin Stonebriar Resort

Directions to the
Westin Stonebriar Resort
1549 Legacy Drive
Frisco, Texas 75034

COMSTOCK RESOURCES, INC. 5300 TOWN AND COUNTRY ROAD SUITE 500 FRISCO, TX 75034
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Comstock Resources, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Comstock Resources, Inc., Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

x	PLEASE MARK YOUR VOTES
AS IN THIS EXAMPLE

WITHHOLD
FOR ALL	AUTHORITY FOR	FOR ALL EXCEPT
NOMINEES	ALL NOMINEES	(See instructions below)

Vote on Directors

1.	Election of				NOMINEES:
	Two (2) Class B				____ M. Jay Allison
	Directors (term				____ David W. Sledge
	expires in 2011):	_______	_______	_______

INSTRUCTION: To withhold authority to vote for the individual nominee, mark "FOR ALL EXCEPT"
and fill in the circle next to each nominee you wish to withhold, as shown here:  X

Vote on Proposal                                                             For   Against   Abstain

2.	Proposal to ratify the appointment of Ernst & Young LLP independent registered public accounting firm for 2008.

3.	In their discretion on such other matters which may properly come before this meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

(NOTE:  Please sign exactly as your name(s) appear(s) hereon.  All holders must sign.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  If a corporation, please sign in full corporate name, by authorized officer.  If a partnership, please sign in partnership name by authorized person.)

SIGNATURE(S)                                                                                     DATE:

ANNUAL MEETING OF STOCKHOLDERS OF

COMSTOCK RESOURCES, INC.

May 13, 2008

        Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
      The Comstock Resources 2007 Annual Report and Proxy Voting Materials are available at www.comstockresources.com.

Your vote is important.  Thank you for voting.
(Complete and mail the proxy card only if you do not vote by phone or internet.)
Proxy Card must be signed and dated on the reverse side.

\*/  Please fold and detach card at perforation before mailing  \*/
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COMSTOCK RESOURCES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS – MAY 13, 2008

The undersigned hereby appoints M. Jay Allison and Roland O. Burns, and each of them with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed on the reverse the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Comstock Resources, Inc. to be held Tuesday, May 13, 2008 at 10:00 a.m. and any adjournment or adjournments thereof.  The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.

(Continued and to be Signed on Reverse Side.)